Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 18, 2014, is entered into by and between The Management Network Group, Inc. a Delaware corporation (the "Company"), and Elutions, Inc., a Delaware corporation ("Elutions"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement (as defined below).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in that certain Investment Agreement, dated as of February 25, 2014, by and between the Company and Elutions (the "Investment Agreement");

(a)          Elutions has purchased from the Company 609,756 shares (the "Shares") of the Common Stock of the Company;

(b)          Elutions Capital Ventures S.à r.l, a direct or indirect subsidiary of Elutions, has made a loan to Cartesian, Ltd. ("Cartesian"), an Affiliate of the Company, and in connection with such loan Cartesian has issued to Elutions-Europe a promissory note and the Company has issued to Elutions a common stock purchase warrant (the "Tracking Warrant"), which, upon the terms and conditions set forth therein, provides that Elutions may purchase additional shares of Common Stock (the "Tracking Warrant Shares"); and

(c)          the Company has issued to Elutions a second common stock purchase warrant (the "Incentive Warrant") which, upon the terms and conditions set forth therein, provides that Elutions may purchase additional shares of Common Stock under certain circumstances (the "Incentive Warrant Shares");

WHEREAS, to induce Elutions to enter into the Investment Agreement and consummate the transactions contemplated thereby, the Company has agreed to grant certain registration rights on the terms and subject to the conditions set forth herein with respect to the Shares and the Warrant Shares (as defined below);

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree, intending to be legally bound, as follows:

1.           Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday and any U.S. federal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $.005 per share, of the Company, and any shares of stock issued or issuable with respect thereto, whether by way of a stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification.

“Company” has the meaning set forth in the preamble.

“Damages” has the meaning set forth in Section 6(a) hereof.

“Effectiveness Period” has the meaning set forth in Section 3(c) hereof.

“Elutions” has the meaning set forth in the preamble.

“End of Suspension Notice” has the meaning set forth in Section 5(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“Excluded Registration” means (i) a registration statement relating to the sale of securities to employees (as defined in Form S-8 promulgated under the Securities Act (or any successor form thereto)) of the Company or a subsidiary of the Company pursuant to a stock option, stock purchase, or similar equity incentive plan; (ii) a registration statement relating to an SEC Rule 145 transaction and a registration statement on Form S-4 promulgated under the Securities Act (or any successor form thereto); (iii) a registration statement on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Common Shares; or (iv) a registration statement in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; provided, that such registration statement shall not include the registration of securities (other than Common Stock) having substantially equivalent rights and ranking with the Company’s Common Stock (“Equivalent Stock”).

"FINRA" means the Financial Industry Regulatory Authority, Inc.

“Incentive Warrant” has the meaning set forth in the recitals.

“Incentive Warrant Shares” has the meaning set forth in the recitals.

“Indemnified Party” has the meaning set forth in Section 6(c) hereof.

“Indemnifying Party” has the meaning set forth in Section 6(c) hereof.

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“Permitted Transferee” means, with respect to Elutions, (i) any subsidiary of Elutions, (ii) any successor entity of Elutions, (iii) any direct or indirect shareholder of Elutions, (iv) any executive officer or director (or functional equivalent) of Elutions or of any subsidiary of Elutions, (v) any immediate family member of such executive officer, director or shareholder, any trust for such shareholder, family member or executive officer’s or director’s (or functional equivalent’s) benefit or any entity owned by any such shareholder, family member, executive officer or director.

“Person” means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

“Piggyback Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Prospectus” means the prospectus included in each Piggyback Registration Statement and Shelf Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

"Registrable Common Shares" means, whether owned by Elutions or a Permitted Transferee, (1) the Shares, (2) any Warrant Shares issued by the Company upon exercise of any Warrant, and (3) any additional shares of Common Stock issued by the Company in respect of Shares or Warrant Shares described in subclause (1) or (2) after the issuance of such Shares or Warrant Shares, as applicable, or in respect of additional shares of Common Stock, in each case in connection with a stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification of the Company's securities, or otherwise as a dividend or other distribution with respect to, or in exchange for or in replacement of such Shares, Warrant Shares or additional shares of Common Stock of the Company; provided, that, as to any particular Registrable Common Shares, such securities shall cease to constitute Registrable Common Shares when: (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder; (x) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any similar provision then in force); (y) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (z) such securities shall have ceased to be issued and outstanding.

“Registration Expenses” means any and all out-of-pocket expenses incurred by the Company incident to the performance of or compliance with this Agreement, including, without limitation:

(i) all registration and filing fees and expenses (including any filings made with the FINRA),

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(ii) all out-of-pocket fees and expenses incurred in connection with the Company's compliance with federal or state securities or blue sky laws,

(iii) all expenses in preparing, printing, duplicating, electronically filing, delivering and distributing any Piggyback Registration Statement and each Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, and any other documents relating to the Company's performance under and compliance with this Agreement,

(iv) all fees and disbursements of outside counsel for the Company and of the independent public accountants of the Company, including without limitation such fees and disbursements of outside counsel incurred in connection with the negotiation and drafting of this Agreement and advising the Board of Directors of the Company with respect to this Agreement and the transactions contemplated hereby, and

(v) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Common Shares on NASDAQ or on any other securities exchange or inter-dealer quotation system pursuant to this Agreement;

provided, however, that Registration Expenses shall exclude all Selling Expenses.

“Registration Triggering Event” means (i) with respect to the Shares, the Tracking Warrant Shares and the Incentive Warrant Shares, the holding of the special meeting of stockholders to approve the issuance of Incentive Warrant Shares and the other transactions contemplated by the Investment Agreement, provided that the resale of the Incentive Warrant Shares will not be registered unless the stockholders approve the issuance of Incentive Warrant Shares and the other transactions contemplated by the Investment Agreement at such special meeting in accordance with the rules of NASDAQ and applicable law as specified in Section 2 of the Incentive Warrant Agreement, and (ii) a demand notice in accordance with Section 3(c)(iv).

“Rule 144”, “Rule 405”, “Rule 415”, “Rule 424”, and “Rule 433” refer to such rules under the Securities Act, as such rules may be amended from time to time, or any similar rules or regulations hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shares” has the meaning set forth in the recitals.

“Shelf Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Stockholder Indemnitee” has the meaning set forth in Section 6(a) hereof.

“Selling Expenses” means the following expenses incurred by Elutions in connection with the offer and sale of the Registrable Common Shares: underwriters' and brokers' discounts and commissions, if any, fees and expenses of counsel for Elutions, and all transfer taxes relating to the sale or disposition of Registrable Common Shares by Elutions.

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“Suspension Event” has the meaning set forth in Section 5(b) hereof.

“Suspension Notice” has the meaning set forth in Section 5(b) hereof.

“Tracking Warrant” has the meaning set forth in the recitals.

“Tracking Warrant Shares” has the meaning set forth in the recitals.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, whether on a firm commitment, best efforts or other basis.

“Warrants” means the Tracking Warrant and the Incentive Warrant.

“Warrant Shares” means the Tracking Warrant Shares and the Incentive Warrant Shares.

2.          INCIDENTAL OR "PIGGY-BACK" REGISTRATION

(a)          If, at any time that Elutions or any Permitted Transferee owns Registrable Common Shares, the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Elutions) any of its Common Stock or Equivalent Stock under the Securities Act in connection with the public offering of such securities (other than in an Excluded Registration), then the Company shall give written notice of such proposed filing to Elutions, specifying the approximate date on which the Company proposes to file such registration statement (“Piggyback Registration Statement") and advising Elution of its right to have any or all of the Registrable Common Shares included among the securities to be covered thereby, subject to the terms and conditions of this Agreement. If Elutions desires to include in a Piggyback Registration Statement all or part of the Registrable Common Shares, Elutions shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Common Shares that Elutions wishes to include in the Piggyback Registration Statement. In such event, the Company shall use its best efforts to cause the Piggyback Registration Statement to include those Registrable Common Shares that Elutions has requested to be registered (subject, however, to the limitations set forth in Section 2(b) and to reduction in accordance with Section 2(c) and Section 2(d) below) and to be filed and become effective under the Securities Act. Any election by Elutions to include any Registrable Common Shares in the Piggyback Registration Statement will not affect the inclusion of such Registrable Common Shares in the applicable Shelf Registration Statement until such Registrable Common Shares have been sold under the Piggyback Registration Statement. The Company shall not be required to include any Registrable Common Shares in a Piggyback Registration Statement not involving an Underwritten Offering if such Registrable Common Shares are then registered in the applicable Shelf Registration Statement.

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(b)          The Company shall not be required under this Section 2 to include any Registrable Common Shares in an Underwritten Offering unless Elutions accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and, if requested, enters into an underwriting agreement in customary form with such underwriters, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Piggyback Registration Statement, as the case may be; provided, however, that Elutions shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding Elutions, its holdings and its intended method of distribution. If Elutions does not agree to the terms of any such underwriting or otherwise fails to comply with the terms and conditions of this Agreement, such Registrable Common Shares shall be excluded from such Underwritten Offering. If the managing underwriters of the Underwritten Offering shall advise the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise Elutions, and the number of shares of Registrable Common Shares that may be included in the Underwritten Offering shall be allocated in accordance with Section 2(c) and Section 2(d) below.

(c)          If the Underwritten Offering is a primary offering on behalf of the Company and the managing underwriters of such an Underwritten Offering give written notice to the Company that in their sole discretion the number of shares of Common Stock requested to be included in such Underwritten Offering exceeds the number to be sold in such Underwritten Offering that is compatible with the success of the offering, then the Company will include in such Underwritten Offering (i) first, the greatest number of shares of Common Stock requested to be included by the Company for its own account, (ii) second, the greatest number of shares of Registrable Common Shares requested to be included by Elutions and (iii) third, other shares of Common Stock requested to be included by other holders of the Company's Common Stock pursuant to any applicable rights, which, in the reasonable and good faith opinion of such managing underwriters will not jeopardize the success of the Underwritten Offering.

(d)          If the Underwritten Offering is a secondary offering on behalf of one or more holders of Common Stock other than Registrable Common Shares and the managing underwriters of such an Underwritten Offering give written notice to the Company that in their sole discretion the number of shares of Common Stock requested to be included in such Underwritten Offering exceeds the number to be sold in such Underwritten Offering that is compatible with the success of the offering, then the Company will include in such Underwritten Offering (i) first, the greatest number of shares of Common Stock requested to be included by the holder(s) requesting such registration, (ii) second, the greatest number of shares of Common Stock requested to be included by the Company for its own account, (iii) third, the greatest number of shares of Registrable Common Shares requested to be included by Elutions and (iv) fourth, other shares of Common Stock requested to be included by other holders of the Company's Common Stock pursuant to any applicable rights, which, in the reasonable and good faith opinion of such managing underwriters will not jeopardize the success of the Underwritten Offering.

(e)          The Company shall have the right to terminate or withdraw any registration pursuant to this Section 2 prior to the effectiveness of such registration or the completion of the Underwritten Offering contemplated thereby whether or not Elutions has elected to include securities in such registration and/or Underwritten Offering.

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(f)          If Elutions disapproves of the terms of an Underwritten Offering, Elutions may elect to withdraw therefrom by written notice to the Company and the managing underwriter delivered prior to the commencement of any marketing efforts for the Underwritten Offering. Elutions may agree to waive this right to withdraw with the Company, the underwriters or any custodial agent in any custody agreement and/or power of attorney executed by Elutions in connection with the underwriting. Any Registrable Common Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from such Registration Statement.

3.           SHELF REGISTRATION STATEMENTS

As set forth in Section 4 hereof and subject to Section 5 hereof, the Company agrees to use its best efforts to:

(a)          subject to the receipt of necessary information in a timely manner from Elutions, prepare and file with the Commission, as soon as practicable and in any event not later than thirty (30) days after the first Registration Triggering Event and not later than forty-five (45) days after each subsequent Registration Triggering Event, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act on Form S-3 (or, in the event the Company is not eligible to use Form S-3, such other registration form as may be utilized at such time by the Company) (each a “Shelf Registration Statement”) to enable the resale of the relevant Registrable Common Shares subject to such Registration Triggering Event by Elutions from time to time on the Nasdaq Global Market (or such other national securities exchange or inter-dealer quotation system in the United States of America on which the Registrable Common Shares are then principally traded), or in privately negotiated transactions, and excluding for the avoidance of doubt any resale in an Underwritten Offering;

(b)          cause each such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable; and

(c)          prepare and file with the Commission such amendments and supplements to each such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement current and effective for a period (the “Effectiveness Period”) until the earliest to occur of:

(i)          the date when all Registrable Common Shares covered thereby have been sold pursuant to such Shelf Registration Statement or in accordance with Rule 144;

(ii)         the date when there are no Registrable Common Shares outstanding;

(iii)        the date on which Elutions and each Permitted Transferee is able to sell the outstanding Registrable Common Shares without restriction under SEC Rule 144(b)(1) as a Person that is not an “affiliate” of the Company (within the meaning of SEC Rule 144) or in a single transaction in compliance with the volume limitations under Rule 144(e), in each case as reasonably determined by Elutions acting in good faith after consultation with the Company and with legal counsel; or

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(iv)         March 18, 2021; provided that if the Company terminates such Shelf Registration Statements and removes from registration the Registrable Common Shares that remain unsold under such Shelf Registration Statements pursuant to this subsection (c)(iv), Elutions and the Permitted Transferees shall thereafter have a total two (2) demand rights to cause the Company to prepare and file and maintain for one year (upon exercise of each demand right) a Shelf Registration Statement in accordance with and subject to all of the terms and conditions of this Agreement. Such demand right shall be exercised by providing written notice to the Company and may be exercised only if the Registrable Common Shares to be registered in such Shelf Registration Statement constitute at least five percent (5%) of the shares of Common Stock then outstanding. A demand notice given pursuant to this subsection (c)(iv) shall be a Registration Triggering Event for purposes of this Agreement.

4.           REGISTRATION PROCEDURES.

(a)          In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(i)          no later than five (5) Business Days before filing of any Piggyback Registration Statement or Shelf Registration Statement, furnish to Elutions copies of such Piggyback Registration Statement or Shelf Registration Statement as proposed to be filed and thereafter such number of copies of such Piggyback Registration Statement or Shelf Registration Statement (including all exhibits thereto), and make appropriate revisions to such Piggyback Registration Statement or Shelf Registration Statement based on information received a reasonable amount of time prior to filing from Elutions or its counsel;

(ii)         subject to Section 5 hereof, use its best efforts to (1) prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period; (2) cause the Prospectus contained therein to be supplemented by any required Prospectus supplement filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (3) incorporate the Company's reports under the Exchange Act by reference into each such Shelf Registration Statement (and if at any time the Company is not eligible to use Form S-3, amend each Shelf Registration Statement or supplement the Prospectus contained therein to include the Company's quarterly and annual financial information and other material developments, during which time sales of the Registrable Common Shares under each such Shelf Registration Statement will be suspended until such new registration statement, amendment or supplement is filed and effective to the extent required by applicable law in the opinion of counsel to the Company);

(iii)        furnish to Elutions such numbers of copies of each Piggyback Registration Statement and Shelf Registration Statement, each amendment thereto, each Prospectus, each supplement thereto and such other documents as Elutions may reasonably request in order to facilitate the public sale or other disposition of Registrable Common Shares;

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(iv)        use its best efforts to (1) register or qualify the Registrable Common Shares to be included in each Shelf Registration Statement under such other securities laws or blue sky laws of such jurisdictions in the United States as Elutions shall reasonably request, and (2) keep such registrations or qualifications in effect during the Effectiveness Period; provided, however, that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction, subject itself to taxation in any jurisdiction or register as a broker or dealer in such jurisdiction wherein it would not otherwise be required to qualify or register but for the requirements of this subsection, or consent or submit to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)         notify Elutions forthwith (1) when each Piggyback Registration Statement and Shelf Registration Statement has become effective, when any post-effective amendments thereto have been filed and when any such post-effective amendments have become effective, (2) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of any Piggyback Registration Statement or Shelf Registration Statement or the initiation of any proceedings for that purpose, (3) of any request by the Commission or any other federal or state governmental authority for amendments to any Piggyback Registration Statement or Shelf Registration Statement or supplements to the related Prospectus or for additional information, or (4) of any event or circumstance which in the reasonable judgment of the Company necessitates the making of any changes in any Piggyback Registration Statement or Shelf Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of any Piggyback Registration Statement or Shelf Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice may be in the form of a Suspension Notice under Section 5(b) hereof);

(vi)        use its best efforts to maintain the listing of the Registrable Common Shares on the Nasdaq Global Market or other national securities exchange or inter-dealer quotation system on which the Common Stock is then principally listed or traded;

(vii)       in connection with any sale or transfer of the Registrable Common Shares pursuant to any Piggyback Registration Statement or Shelf Registration Statement, cooperate with Elutions to facilitate the timely preparation and delivery of any certificates representing the Registrable Common Shares to be sold, which certificates shall not bear any restrictive transfer legends, and to enable such Registrable Common Shares to be in such denominations and registered in such names as Elutions may request, provided that Elutions shall have provided the Company in a timely manner with any documents that are reasonably requested by the Company;

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(viii)      provide a transfer agent and registrar for all Registrable Common Shares registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Common Shares, in each case not later than the effective date of such registration; and

(ix)         otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

(b)          Elutions represents and warrants to the Company that it has provided to the Company a completed questionnaire in the form provided by the Company and that the information provided in the questionnaire is true, complete and correct. Elutions further agrees to furnish promptly to the Company in writing all information required from time to time so that the information previously furnished by Elutions does not contain any untrue statement of a material fact or omit to state any material fact regarding Elutions required to be stated in the Prospectus then being used or necessary to make the statements provided by Elutions contained in the Prospectus then being used, in light of the circumstances in which they were made, not misleading. The Company may require Elutions to furnish to the Company such information regarding the proposed distribution by Elutions of such Registrable Common Shares as the Company may from time to time reasonably request or as shall be required to effect and maintain the registration of the Registrable Common Shares.

(c)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Common Shares that Elutions shall furnish to the Company such information regarding itself, the Registrable Common Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Registrable Common Shares.

(d)          Elutions represents and agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Registrable Common Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission.

(e)          Anything in this Agreement to the contrary notwithstanding, in the event the Commission determines or the Company determines in accordance with Commission policy or practice that any Shelf Registration Statement constitutes a primary offering of securities by the Company and/or requires that Elutions be named as an underwriter, Elutions understands and agrees that the Company may reduce the total number of Registrable Common Shares then subject to registration to comply with applicable law. In the event of such reduction, Elutions shall continue to have the registration rights set forth herein until the end of the Effectiveness Period. If the Company receives notice from the Commission that it deems Elutions an “underwriter”, the Company shall notify Elutions within five (5) business days of the date of receipt of such notice.

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5.           BLACK-OUT PERIOD.

(a)          Subject to the provisions of this Section 5, the Company shall have the right, at any time and from time to time, to delay the filing or effectiveness of any Shelf Registration Statement, and following the effectiveness of such Shelf Registration Statement to direct Elutions in accordance with Section 5(b) to suspend sales of the Registrable Common Shares pursuant to such Shelf Registration Statement, for such times as the Company reasonably may determine are necessary and advisable, if any of the following events shall occur:

(i)          the Company’s board of directors shall have determined in good faith that:

a.           the Company desires to engage in a significant financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction by or involving the Company,

b.           the offer or sale of Registrable Common Shares pursuant to such Shelf Registration Statement would require premature disclosure of material non-public information with respect to any such potential or proposed transaction, and

c.           (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would be detrimental to the Company or would have a material adverse effect on the Company's ability to consummate such transaction, or (z) the transaction renders the Company unable to comply with Commission requirements with respect to such Shelf Registration Statement; or

(ii)         the Company’s board of directors has determined in good faith that such Shelf Registration Statement becoming effective or that sales of Registrable Common Shares under such Shelf Registration Statement would render the Company unable to comply with requirements under the Securities Act or the Exchange Act.

In addition, the Company may direct Elutions in accordance with Section 5(b) to suspend sales of the Registrable Common Shares pursuant to each Shelf Registration Statement from time to time in connection with the giving of any notice by the Company of the happening of any event of the kind described in Section 4(a)(v)(3) or 4(a)(v)(4) hereof.

(b)          In the case of an event that causes the Company to suspend the use of any Shelf Registration Statement (a "Suspension Event"), the Company shall give written notice (a "Suspension Notice") to Elutions to suspend sales of the Registrable Common Shares. Elutions agrees not to effect any sales of the Registrable Common Shares pursuant to such Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Elutions may recommence effecting sales of the Registrable Common Shares pursuant to such Shelf Registration Statement following further written notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to Elutions in the manner described above promptly following the conclusion of any Suspension Event and its effect. The Company shall not be required to specify in the written notice to Elutions the nature of the event giving rise to the suspension period unless otherwise required pursuant to this Agreement. Elutions hereby agrees to hold in confidence any communications in response to a notice of, or the existence of any fact or any event giving rise to the suspension period.

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(c)          Notwithstanding any provision in this Section to the contrary, the period of time during which the use of the Shelf Registration Statements is suspended or the filing or effectiveness of them is delayed shall not exceed an aggregate of one hundred twenty (120) days in any 12-month period and the Company shall not invoke this right more than three times in any 12-month period, and the Company agrees that it shall extend the Effectiveness Period by the number of such days during which the use of such Shelf Registration Statements is suspended or the filing or effectiveness of them is delayed.

6.           INDEMNIFICATION AND CONTRIBUTION.

(a)          The Company agrees to indemnify and hold harmless Elutions, its officers, directors, partners, members, employees, Affiliates, stockholders, legal counsel, accountants and agents, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) Elutions (each, a “Stockholder Indemnitee"), from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of and disbursements of counsel) (collectively, “Damages”) to which such Stockholder Indemnitee may become subject, insofar as such losses, claims, damages or liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Piggyback Registration Statement or Shelf Registration Statement or Prospectus, including any amendments or supplements thereto, (ii) the omission or alleged omission to state in any Piggyback Registration Statement or Shelf Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Prospectus, or in any supplement thereto, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that the Company shall not be liable to any Stockholder Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with information relating to Elutions or such Stockholder Indemnitee furnished to the Company in writing by Elutions or any Stockholder Indemnitee expressly for use therein or (B) any sales of Registrable Common Shares pursuant to a Piggyback Registration Statement or Shelf Registration Statement by Elutions or any Stockholder Indemnitee after the delivery by the Company to Elutions of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Stockholder Indemnitee. In the event that it is finally judicially determined that a Stockholder Indemnitee is not entitled to receive payments for legal and other expenses pursuant to this Section 6, such Stockholder Indemnitee will promptly return all such sums that had been paid pursuant hereto.

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(b)          Elutions agrees to indemnify and hold harmless the Company, the officers, directors, employees, Affiliates, stockholders, legal counsel, accountants and agents of the Company, any underwriter (as defined in the Securities Act) for the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any Damages, in each case only to the extent that such Damages arise out of or are based upon (i) any untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to Elutions or any Stockholder Indemnitee furnished to the Company in writing by Elutions or any Stockholder Indemnitee expressly for use in any Piggyback Registration Statement or Shelf Registration Statement or Prospectus, any amendment or supplement thereto, any issuer free writing prospectus (or any supplement thereto) or any preliminary Prospectus and (ii) any sales of Registrable Common Shares pursuant to a Piggyback Registration Statement or Shelf Registration Statement by Elutions or any Stockholder Indemnitee after the delivery by the Company to Elutions of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice. In no event shall Elutions be liable for indemnification under this Section in any amount in excess of the net proceeds received by Elutions and the Stockholder Indemnitees from the sale of Registrable Common Shares pursuant to such Piggyback Registration Statements or Shelf Registration Statements.

(c)          If any action (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice, or from any liability that it may have to any such Indemnified Party otherwise than under Section 6(a) or 6(b) hereof), and the Indemnifying Party shall be entitled to assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party shall have failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, or (iii)  such Indemnified Party shall have been reasonably advised by counsel that a conflict may exist between such Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume or direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm in the case of Stockholder Indemnitees shall be designated in writing by Elutions, and which firm in the case of the Company, the directors, the officers and such control persons of the Company shall be designated in writing by the Company). With respect to any such proceeding as to which the Indemnifying Party has not assumed the defense, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent. No Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

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(d)          If the indemnification provided for in Sections 6(a) and 6(b) hereof is for any reason held to be unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities specifically covered by the indemnification provisions set forth in Section 6(a) or 6(b), then each Indemnifying Party under such provisions, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Stockholder Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Stockholder Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall Elutions and the Stockholder Indemnitees be liable for contribution under this Section in any amount in excess of the net proceeds received by Elutions and the Stockholder Indemnitees from the sale of Registrable Common Shares pursuant to such Piggyback Registration Statements or Shelf Registration Statements.

(e)          The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering under Section 2 or 3, the obligations of the parties hereto under this Section 6 shall survive the completion of any offering of Registrable Common Shares, and otherwise shall survive the termination of this Agreement.

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7.           RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Common Shares to the public without registration, the Company shall:

(a)          use best efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)          use best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time that it is subject to the Exchange Act); and

(c)          so long as Elutions owns any Registrable Common Shares, furnish to Elutions forthwith upon request (i) to the extent accurate, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission (at any time that it is subject to such reporting requirements), and (iii) such other information, reports and documents of the Company as Elutions may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Common Shares without registration.

8.           RESTRICTIONS OF PUBLIC SALES.

Elutions shall:

(a)          in the event the Company is registering the sale of equity securities in an Underwritten Offering and if requested by the managing underwriter or underwriters for such Underwritten Offering, not effect any public sale or distribution of Registrable Common Shares, Common Stock or any securities convertible into or exchangeable or exercisable for such Registrable Common Shares or Common Stock (except for Registrable Common Shares included in such registration), including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case for a period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other securities of the Company, under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3 and ending ninety (90) days after the closing of such Underwritten Offering (or such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto), or such shorter period as may be permitted by the managing underwriters (and the managing underwriters are intended third party beneficiaries of this provision and may enforce this provision). The foregoing provisions of this Section 8(a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in such Underwritten Offering, and shall be applicable to Elutions only if all senior officers and directors of the Company are subject to the same restrictions; and

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(b)          comply with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Common Shares made by such Holder pursuant to any Shelf Registration Statement, and provide the Company with such information about such Holder's offer and sale of Registrable Common Shares pursuant to any registration statement as the Company shall reasonably request to enable the Company and its affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

9.           MISCELLANEOUS.

(a)          Payment of Expenses. The Company shall pay all Registration Expenses in connection with this Agreement, and Elutions shall pay all Selling Expenses in connection with the sale of Registrable Common Shares hereunder. Except as provided above, each party shall pay its own expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

(b)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Elutions.

(c)          Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, or (ii) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

if to the Company:

The Management Network Group

7300 College Boulevard, Suite 302

Overland Park, KS 66210

Attention: CEO/President and General Counsel

if to Elutions:

Elutions, Inc.

601 East Twiggs Street

Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel

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Any party may change the address for receipt of communications by giving written notice to the other parties as provided in this subsection.

(d)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The rights and obligations provided for in this Agreement may not be assigned, delegated or transferred by either party without the prior written consent of the other party, except that a party's rights under this Agreement may be assigned or transferred in full (i) by Elutions, to any Permitted Transferee of Elutions in connection with a sale or transfer of all or substantially all of the Registrable Common Shares to such Permitted Transferee and (ii) by either party, to a successor in ownership of all or substantially all of the business or assets of the assigning party (whether by merger, consolidation, sale or otherwise) without the prior written consent of the other party; provided, that such assigning party provides written notice to the other party of such assignment and the assignee of this Agreement agrees in writing to be bound as such party hereunder; and provided further, that this Agreement must be assigned to a successor in ownership of all or substantially all of the business or assets of the Company if (and only if) the successor in ownership is a public company and the consideration received by Company shareholders in such transaction consists of the capital stock of such successor in ownership (provided that such successor public company shall not be required to comply with Section 2 if (i) the outstanding shares of Common Stock of the Company (including shares potentially issuable under outstanding warrants, options and convertible securities) that are converted in such transaction represent less than 10% of the outstanding shares of common stock of the successor public company (including shares potentially issuable under outstanding warrants, options and convertible securities) and (ii) Elutions and each Permitted Transferee is able to sell the outstanding shares of the successor public company into which the Registrable Common Shares are converted without restriction under SEC Rule 144(b)(1) as a Person that is not an “affiliate” of the successor public company (within the meaning of SEC Rule 144) or in a single transaction in compliance with the volume limitations under Rule 144(e), in each case as reasonably determined by Elutions acting in good faith after consultation with the successor public company and with legal counsel). Notwithstanding anything to the contrary in this Agreement, any assignment, delegation or transfer, or any such assignment or transfer, in violation of this Section 9(d) shall be void.

(e)          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be delivered by electronic transmission, including via facsimile or electronic mail (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)          Equitable Relief. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to seek to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

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(g)          Waivers. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any party, whether in one or more instances, in the exercise or any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

(h)          Descriptive Headings; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

(i)          Governing Law. Except for the fiduciary duties of the Board of Directors of the Company, the validity of any corporate action on the part of the Company and any other matters relating to the internal affairs of the Company, which shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware, without regard to the conflicts of laws rules thereof, this Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

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(j)          Exclusive Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any New York State court sitting in the County of New York, the State of New York or the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9(j), (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 9(c). Each of the parties agrees that the final judgment of any court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets.

(k)          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY, AND (C) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9(K).

(l)          Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, except for Indemnified Parties and as provided in Section 8(a).

(m)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

(n)          Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Common Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY:

The Management Network Group, Inc.

By:	/s/ Donald E. Klumb
Name: Donald E. Klumb
Title: Chief Executive Officer, President and Chief Financial Officer

ELUTIONS:

Elutions, Inc.

By:	/s/ William P. Doucas
Name: William P. Doucas
Title: Chairman and CEO

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